BRE PROPERTIES, INC.
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE
- -------------------------------------------------------------------------------

STATEMENT OF EARNINGS PER SHARE

The company issued 5,342,218 shares of BRE Common Stock for the conversion of RCT shares outstanding pursuant to the merger on March 15, 1996.

Average shares outstanding are computed by adding the shares outstanding at each month end and dividing that result by the number of months elapsed in the year-to-date period.



                                                 For the three months ended              For the nine months ended
                                                         April 30                                  April 30
                                            -----------------------------------     ------------------------------------

Primary earnings per share:                    1996                    1995                 1996                1995
                                               ----                    ----                 ----                -----

Average shares outstanding                  13,601,085               10,928,608           11,894,073          10,925,833
Net effect of in-the-money stock options       102,308                    8,728               79,294               8,728
                                            ----------               ----------          -----------        ------------

Total average shares outstanding            13,703,393               10,937,336           11,973,367          10,934,561

                                            ----------               ----------          -----------         -----------
                                            ----------               ----------          -----------         -----------
Net income before (loss) gain on
sales of investments                        $8,251,000               $5,792,420          $20,729,000         $17,191,748
                                            ----------               ----------          -----------         -----------
                                            ----------               ----------          -----------         -----------

     Computation                                  $.60                     $.53                $1.73               $1.57
                                            ----------               ----------          -----------         -----------
                                            ----------               ----------          -----------         -----------

Net (loss) gain on
sales of investments                           -------               $ (879,643)          $ (899,258)           $370,119
                                            ----------               ----------          -----------         -----------
                                            ----------               ----------          -----------         -----------
     Computation                               -------                    $(.08)               $(.08)               $.04
                                            ----------               ----------          -----------         -----------
                                            ----------               ----------          -----------         -----------

PRIMARY EARNINGS PER SHARE                        $.60                     $.45                $1.65               $1.61
                                            ----------               ----------          -----------         -----------
                                            ----------               ----------          -----------         -----------

BRE PROPERTIES, INC.
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

EXHIBIT 11 -  COMPUTATION OF EARNINGS PER SHARE (Continued)
- -------------------------------------------------------------------------------

                                                  For the three months ended                  For the nine months ended
                                                             April 30                                   April 30
                                            -------------------------------------        ----------------------------------
                                                   1996                 1995                   1996                 1995
                                                   ----                 ----                   ----                 ----

FULLY DILUTED EARNINGS PER SHARE
Average shares outstanding                      13,601,085            10,928,608             11,894,073           10,925,883
Net effect of in-the-money stock options           102,308                18,103                 94,503               20,878
                                                ----------            ----------            -----------          -----------

Total shares                                    13,703,393            10,946,711             11,988,576           10,946,711
                                                ----------            ----------            -----------          -----------
                                                ----------            ----------            -----------          -----------

Income before gain on sales of
investments                                     $8,251,000            $5,792,420            $20,729,000          $17,191,748
                                                ----------            ----------            -----------          -----------
                                                ----------            ----------            -----------          -----------

      As computed                                     $.60                  $.53                  $1.73                $1.57
                                                ----------            ----------            -----------          -----------
                                                ----------            ----------            -----------          -----------

Net (loss) gain on sales of
investments and provision for                        ----              $(879,643)             $(899,258)            $370,119
investment losses                               ----------            ----------            -----------          -----------
                                                ----------            ----------            -----------          -----------


     As computed                                      ----                 $(.08)                 $(.08)                $.04
                                                ----------            ----------            -----------          -----------
                                                ----------            ----------            -----------          -----------


     Fully diluted earnings
        per share                                     $.60                  $.45                  $1.65                $1.61
                                                ----------            ----------            -----------          -----------
                                                ----------            ----------            -----------          -----------



                                        19